UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2009

TNS, INC.

(Exact name of registrant as specified in its charter)

Delaware	File No. 1-32033	36-4430020
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11480 Commerce Park Drive, Suite
600, Reston, Virginia	20191-1406
(Address of principal executive offices)	(Zip Code)

(703) 453-8300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 30, 2009, the Board of Directors of TNS Inc. appointed Mr. Thomas E. Wheeler to be a member of the Board of Directors, effective December 1, 2010.  The Board has not yet determined Mr. Wheeler’s committee assignments.  Mr. Wheeler will be compensated in accordance with the company’s previously disclosed compensatory arrangements for non-employee directors, which are described in the company’s annual proxy statement filed on April 29, 2009, under the heading “Director Compensation.”  In addition, the company expects to enter into an indemnification agreement with Mr. Wheeler in substantially the form of Exhibit 10.18 to its amended registration statement on Form S-1, filed December 12, 2003.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

99.1                      Press Release dated December 3, 2009 announcing the appointment of Mr. Wheeler.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TNS, INC.
(Registrant)

	By:	/s/ Henry H. Graham, Jr.
Henry H. Graham, Jr.
Chief Executive Officer
Date: December 3, 2009